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                                   Buckley Dodds
                                   Suite 1140, 1185 West Georgia Street
                                   Vancouver, B.C. Canada  V6E 4E6
                                   Telephone: (604) 688-7227
                                   Fax:  (604) 681-7716


May 19, 2000


Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549

We would like to inform you that we have read the disclosures provided by TopClick International, Inc. (Commission Number 0-30382) in its filing of Form 8-K dated May 19, 1999 and that there are no disagreements regarding the statements made under Item 4 -- Changes in Registrant's Certifying Accountant.

Sincerely,

Buckley Dodds & Associates


/s/ Geoffrey E. Dodds
----------------------------
Geoffrey E. Dodds